Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Jason Saragian	Scott Deitz
419/248.8987	419/248.8935

Owens Corning’s First-Quarter Results Reflect Weaker Housing

Starts and Stronger Composite Solutions Demand

TOLEDO, Ohio – May 2, 2007 – Owens Corning (NYSE:OC) today reported consolidated net sales of $1.324 billion for the first quarter ending March 31, 2007, compared with $1.601 billion during the same period in 2006. First quarter sales declined 17 percent.

“As expected, our performance in the first quarter reflected weaker volume in our building materials businesses associated with the significant slowdown of new residential construction in the U.S.,” said Dave Brown, president and chief executive officer. “We are focused on delivering value to our customers through innovation, and our productivity initiatives to drive operational performance in a weaker market.

“Our Composite Solutions business continues to deliver solid results,” said Brown. “Strong demand for glass fiber materials in North America and Europe delivered improved margins that allowed us to offset cost inflation. Our Japanese acquisition, completed in the second quarter of 2006, also improved our top-line growth.”

When reviewing the operating performance of the company with its Board of Directors and employees, management makes adjustments to earnings before interest and taxes (“EBIT”) and diluted earnings per share. To calculate “adjusted EBIT” and “adjusted diluted earnings per share,” management excludes certain items from net earnings and earnings before interest and taxes, including those related to the company’s Chapter 11 proceedings, asbestos liabilities, and restructuring and other activities, so as to improve comparability over time (the “Comparability Items”). As described more fully in the attached financial schedules, such Comparability Items amounted to charges of $28 million in the first quarter of 2007 compared to a credit of $1 million during the same period of 2006.

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Consolidated First-Quarter Results

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EBIT in the first quarter of 2007 was $33 million, compared with $115 million during the same period of 2006. Adjusted EBIT for the first quarter of 2007 was $61 million, compared with $114 million during the same period in 2006. The decline was primarily due to lower sales as the weakening new residential construction market impacted demand for building materials, and higher material and delivery costs.

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Gross margin as a percentage of consolidated net sales was 14.6 percent during the first quarter, compared with 16.8 percent during the same period of 2006, a decrease of 2.2 percentage points. The decline was due to lower sales volume in building materials, which was partially offset by a higher gross margin in the Composite Solutions segment due to increased sales volume, productivity and improved margins.

•	Diluted earnings per share for the first quarter of 2007 were $0.01. Adjusted diluted earnings per share for the first quarter of 2007 were $0.14.

•

Marketing and administrative expenses, as a percentage of consolidated net sales, were 10.3 percent, compared with 8.2 percent during the same period in 2006. This increase was primarily due to decreased sales and the impact of approximately $11 million in transaction costs incurred during the first quarter of 2007 associated with the proposed OCV Reinforcements joint venture with Saint-Gobain.

Business Highlights:

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Weakened demand in Insulating Systems and Roofing and Asphalt, combined with seasonal slowdowns in the building materials market, resulted in continued production curtailments at selected manufacturing facilities during the first quarter.

•	Demand for glass fiber reinforcement products was robust in the first quarter, leading to higher capacity utilization and improved productivity.

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At the end of the first quarter of 2007, the company had $2.063 billion of short- and long-term debt, compared with $2.736 billion at the end of 2006. The company’s debt at the end of 2006 included a note payable to the 524(g) Trust of $1.390 billion, plus interest, which was paid in full on January 4, 2007, a portion of which was funded by borrowing $600 million under the company’s delayed draw senior-term loan facility during the first quarter of 2007.

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Owens Corning announced a share buy-back program in the first quarter under which the company is authorized to repurchase up to 5 percent of Owens Corning’s outstanding common stock. The company did not repurchase any shares during the first quarter.

•	Owens Corning’s continued focus on safety resulted in a 26 percent reduction in injuries through the first three months of the year as compared with our December 31, 2006 rate.

•

On April 18, 2007, CEO Dave Brown announced his plans to retire by the end of 2007. CFO Mike Thaman was selected to succeed Mr. Brown as chief executive officer. Mr. Thaman will remain Chairman of the Board of Directors.

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Update: Proposed Owens Corning and Saint-Gobain Joint Venture

On February 20, 2007, Owens Corning and Saint-Gobain announced that they signed a joint-venture agreement to merge their respective reinforcements and composites businesses, thereby creating a global company in reinforcements and composite fabrics products with worldwide revenues of approximately $1.8 billion and 10,000 employees. The new company, to be named “OCV Reinforcements,” will serve customers with improved technology, an expanded product range and a strengthened presence in both developed and emerging markets. The transaction, which has been approved by the Boards of Directors of both parent companies, is subject to customary closing conditions and regulatory and antitrust approvals. Given the timing of regulatory and antitrust review, the joint venture is targeted to close during the second half of 2007.

Update: Strategic Business Review: Siding Solutions Business & Fabwel Unit

Consistent with Owens Corning’s ongoing review of its businesses, the company announced during the first quarter that it will explore strategic alternatives for its Siding Solutions business, which includes its vinyl siding manufacturing operations and Norandex/Reynolds distribution business, and the company’s Fabwel unit, the leading producer and fabricator of components and sidewalls for recreational vehicles and cargo trailers. The company expects a midyear completion of this review process.

2007 Outlook

Based on current estimates by the National Association of Home Builders (NAHB), the slow down in U.S. housing starts is expected to carry well into 2007, which will continue to impact the company’s Insulating Systems business. Demand for Owens Corning’s Roofing and Asphalt products is driven primarily by the repair of residential roofs, with lesser demand coming from housing starts. Owens Corning is assuming a more normal level of demand associated with storm activity in 2007.

To help offset the softening in housing-related demand, the company has developed product offerings and marketing programs that are intended to expand the use of Owens Corning products in residential, acoustical and commercial insulation markets. The company will also continue to focus on managing capacity to meet the needs of its customers while improving productivity.

Owens Corning expects that the Composite Solutions segment will benefit from strong global demand for glass fiber materials throughout 2007. In addition, the recent introduction of new products has the potential to positively impact this segment in 2007.

Owens Corning will continue a balanced approach to the use of free cash flow. Strong operational cash flow is intended to fuel company growth and innovation, with a focus on return on net assets. Capital expenditures for infrastructure, maintenance and productivity initiatives are forecast to total approximately $250 million in 2007. Depreciation and amortization for the year is now estimated to total approximately $300 million, up from earlier estimates of $280—$290 million, compared with reported D&A of $278 million in 2006. The increase is the result of a revised estimate for the impact of asset revaluation as a part of Fresh Start Accounting.

Upon emergence and the subsequent distribution of contingent stock and cash to the 524(g) Trust in January 2007, Owens Corning generated a significant U.S. Federal tax net operating loss of approximately $2.8 billion. Based on current estimates, the company believes its cash taxes will be about 10 to 15 percent of pre-tax income for the next five to

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seven years. Owens Corning anticipates that its effective tax rate will be approximately 36.5 percent for 2007.

Allowing for continued uncertainty and based upon the NAHB’s current 2007 estimate of 1.45 million housing starts, the company continues to project that 2007 adjusted EBIT should exceed $415 million, not including the impact of the proposed Owens Corning – Vetrotex joint venture or other strategic organizational changes. This forecast will be updated and communicated quarterly.

First-Quarter Business Segment Highlights

Insulating Systems

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Net sales for the first quarter of 2007 were $419 million, a 20 percent decrease from $522 million during the same period in 2006. The decrease was primarily due to lower volume as a result of a decline in demand in the United States housing and remodeling markets.

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EBIT for the first quarter was $53 million, compared with $122 million during the same period in 2006. Results were unfavorably impacted by a decline in sales volumes, changes in product mix, idle facility costs resulting from production curtailments, and increases in material and labor costs. In addition, results were negatively impacted by $11 million, primarily related to depreciation and amortization costs, resulting from the adoption of Fresh Start Accounting.

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During the first quarter of 2007, weaker housing activity combined with seasonal slow downs resulted in additional production curtailments at selected Owens Corning insulation manufacturing facilities in North America.

Composite Solutions

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Net sales for the first quarter of 2007 were $403 million, an 8 percent increase from $373 million during the same period in 2006. The increase in sales was primarily attributable to the acquisition of a composites business in Japan during the second quarter of 2006, along with increases in demand in North America and Europe and increased selling prices.

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EBIT for the first quarter of 2007 was $26 million, compared with $14 million during the same period in 2006. The improvement was primarily the result of stronger demand, manufacturing productivity, improved margins and lower marketing and administrative costs. Results for the first quarter of 2006 also included approximately $6 million in expense resulting from downtime to repair and expand the company’s Taloja, India manufacturing facility, and $8 million of gains on the sale of metal. Results were negatively impacted by $1 million resulting from the adoption of Fresh Start Accounting.

Roofing and Asphalt

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Net sales for the first quarter of 2007 were $306 million, a 34 percent decrease from a record $461 million during the same period in 2006. The decrease was primarily due to the absence of storm-related demand and a decline in volume related to lower North American new residential construction activity.

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EBIT for the first quarter was a loss of $8 million, compared with record first quarter earnings of $29 million during the same period in 2006. The decrease was primarily driven by lower volume resulting from declines in new construction activity in North America, combined with lower storm-related demand and the impact of higher material costs. Results were negatively impacted by $1 million resulting from the adoption of Fresh Start Accounting.

Other Building Materials and Services

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Net sales for the first quarter of 2007 were $232 million, a 21 percent decrease from $295 million during the same period in 2006. The decrease was primarily the result of lower sales in the Siding Solutions Business and sales declines resulting from the closure of the HOMExperts portion of the company’s construction services business.

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EBIT for the first quarter of 2007 was a loss of $1 million, compared with a loss of $3 million during the same period in 2006. The improvement was primarily due to increased earnings in the company’s Cultured Stone® business. The adoption of Fresh Start Accounting had no significant impact on this segment during the first quarter of 2007.

Second quarter 2007 results are currently scheduled to be announced on August 1, 2007.

Conference Call

Wednesday, May 2, 2007

11 a.m. Eastern Daylight Time

All Callers

Live dial-in telephone number: 1-800-561-2718 or 1-617-614-3525

(Please dial in 10 minutes before conference call start time)

Passcode: 85464364

Live Webcast: http://www.owenscorning.com/investors

A telephone replay will be available through May 9, 2007 at 888-286-8010 or 617-801-6888. Passcode: 21825555. A replay of the web cast will also be available at www.owenscorning.com/investors.

About Owens Corning

Owens Corning is a world leader in building materials systems and composite solutions. A Fortune 500 company for more than 50 years, Owens Corning people redefine what is possible each day to deliver high-quality products and services ranging from insulation, roofing, siding and stone, to glass composite materials used in transportation, electronics, telecommunications and other high-performance applications. Founded in 1938, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $6.5 billion in 2006 and 19,000 employees in 26 countries. Additional information is available at http://www.owenscorning.com/.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Further information on factors that could affect the company's financial and other results is included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(Unaudited)

(in millions, except per share amounts)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2007	2006
NET SALES	$1,324	$1,601
COST OF SALES	1,131	1,332

Gross margin	193	269

OPERATING EXPENSES
Marketing and administrative expenses	136	131
Science and technology expenses	14	16
Restructuring credits	(2)	—
Chapter 11 related reorganization items	3	10
Asbestos litigation recoveries - Owens Corning	—	(3)
Employee emergence equity program	8	—
Loss on sale of fixed assets and other	1	—

Total operating expenses	160	154

EARNINGS BEFORE INTEREST AND TAXES	33	115
Interest expense, net	32	65

EARNINGS BEFORE TAXES	1	50
Income tax benefit	—	(10)
EARNINGS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	1	60
Minority interest and equity in net earnings of affiliates	—	3

NET EARNINGS	$1	$63

EARNINGS PER COMMON SHARE
Basic net earnings per share	$0.01	$1.14

Diluted net earnings per share	$0.01	$1.05

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING AND COMMON EQUIVALENT SHARES DURING THE PERIOD
Basic	128.1	55.3
Diluted	131.1	59.9

Table 2

Owens Corning and Subsidiaries

Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2007	2006
RECONCILIATION TO ADJUSTED EARNINGS BEFORE INTEREST AND TAXES:
NET EARNINGS	$1	$63
Minority interest and equity in net earnings of affiliates	—	3

EARNINGS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	1	60
Income tax benefit	—	(10)

EARNINGS BEFORE TAXES	1	50
Interest expense, net	32	65

EARNINGS BEFORE INTEREST AND TAXES	33	115

Adjustments to remove items impacting comparability:
Provision for asbestos litigation	—	(3)
Chapter 11 related reorganization items	3	10
Restructuring credits and other credits	(2)	(8)
Employee emergence equity program	8	—
OCV Reinforcements joint venture transaction costs	11	—
Losses resulting from exiting HOMExperts service line	8	—

Total adjustments to remove items impacting comparability	28	(1)

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES	$61	$114

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE:

DILUTED EARNINGS PER SHARE	$0.01	$1.05

Total adjustments to remove items impacting comparability	0.21	(0.02)

Tax effect of adjustments at 36.5% effective rate	(0.08)	0.01

ADJUSTED DILUTED EARNINGS PER SHARE	$0.14	$1.04

Diluted Shares	131.1	59.9

Table 3

Owens Corning and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions)

	Successor
	March 31, 2007	December 31, 2006
ASSETS
Current
Cash and cash equivalents	$93	$1,089
Receivables, net	689	573
Inventories	845	749
Other current assets	151	141

Total current	1,778	2,552

Other
Deferred income taxes	552	549
Goodwill and other intangible assets	2,607	2,611
Other noncurrent assets	239	237

Total other	3,398	3,397

Net plant and equipment	2,506	2,521

TOTAL ASSETS	$7,682	$8,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$948	$1,081
Accrued interest	54	39
Short-term debt and current portion of long-term debt	48	1,440

Total current	1,050	2,560

Long-term debt	2,015	1,296
Other long-term liabilities	861	884
Minority interest	44	44
Stockholders’ equity	3,712	3,686

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,682	$8,470

Table 4

Owens Corning and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in millions)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2007	2006
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings	$1	$63
Adjustments to reconcile net earnings cash used for operating activities:
Depreciation and amortization	77	60
Change in deferred taxes	(9)	(25)
Employee emergence equity program	8	—
Provision for post-petition interest/fees on pre-petition obligations	—	66
Payments related to Chapter 11 filings	(8)	—
Changes in receivables, inventories, accounts payable and accrued liabilities	(350)	(312)
Other	(5)	1

Net cash flow used for operating activities	(286)	(147)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(42)	(62)
Investment in affiliates and subsidiaries, net of cash acquired	(1)	(1)
Proceeds from the sale of assets or affiliate	12	10

Net cash flow used for investing activities	(31)	(53)

NET CASH FLOW USED FOR FINANCING ACTIVITIES
Payments on long-term debt	(6)	(1)
Proceeds from long-term debt	609	—
Payment of Note Payable to 524(g) Trust	(1,390)	—
Proceeds from revolving credit facility	110	—
Net increase (decrease) in short-term debt	(2)	1

Net cash flow used for financing activities	(679)	—

Effect of exchange rate changes on cash	—	1

NET DECREASE IN CASH AND CASH EQUIVALENTS	(996)	(199)
Cash and cash equivalents at beginning of period	1,089	1,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$93	$1,360

Table 5

Owens Corning and Subsidiaries

Business Segment Information

(Unaudited)

(in millions)

	Successor	Predecessor
	Three Months Ended March 31,	Three Months Ended March 31,
	2007	2006
NET SALES
Insulating Systems	$419	$522
Roofing and Asphalt	306	461
Other Building Materials and Services	232	295
Composite Solutions	403	373

Total reportable segments	1,360	1,651
Corporate Eliminations	(36)	(50)

Consolidated	$1,324	$1,601

EARNINGS (LOSS) BEFORE INTEREST AND TAXES
Insulating Systems	$53	$122
Roofing and Asphalt	(8)	29
Other Building Materials and Services	(1)	(3)
Composite Solutions	26	14

Total reportable segments	$70	$162

RECONCILIATION TO CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES
Chapter 11 related reorganization items	$(3)	$(10)
Asbestos litigation recoveries - Owens Corning	—	3
Restructuring credits	2	—
OCV Reinforcements transaction costs	(11)	—
Losses related to the exit of our HOMExperts service line	(8)	—
Employee emergence equity program	(8)	—
General corporate expense	(9)	(40)

CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES	$33	$115